UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 17, 2006

Cooper Industries, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	1-31330	98-0355628
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Travis, Suite 5800, Houston, Texas		77002-1001
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-209-8400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On or about March 17, 2006, Cooper US, Inc. ("Cooper") provided an Executive Employment Agreement ("Agreement") to all key employees who received stock options and performance share awards on February 13, 2006, including Kirk S. Hachigian (Chairman, President and Chief Executive Officer) and the other four most highly compensated executive officers as listed in Cooper’s Proxy Statement for the 2006 Annual Meeting of Shareholders as follows: Terry A. Klebe (Senior Vice President and Chief Financial Officer), David R. Sheil (Senior Vice President, Human Resources and Chief Administrative Officer), Paul M. Isabella (Executive Vice President, Cooper Connection) and Grant L. Gawronski (Vice President, International Operations). In order to protect Cooper’s intellectual property and its commercial and strategic interests, Cooper has conditioned the stock options and performance share awards on the execution of the Agreement. Under the Agreement, the executive shall remain a Cooper employee for a period of six months from the date of the Agreement, subject to Cooper’s right to terminate the executive for cause or the executive’s right to resign for good reason. Upon expiration of the six-month term, each executive will become an "at will" employee. In consideration for the Agreement, each executive agrees, among other things, not to compete with Cooper for a period that extends one year following termination of employment, and agrees not to disclose confidential and proprietary information. The form of the Agreement is attached as Exhibit 10.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cooper Industries, Ltd.

March 23, 2006	By:	/s/ Terrance V. Helz

Name: Terrance V. Helz
Title: Associate General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Executive Employment Agreement